EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2025 relating to the consolidated financial statements of Royalty Management Holding Corporation, appearing in the Annual Report on Form 10-K of Royalty Management Holding Corporation for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CM3 Advisory

San Diego, California

June 2, 2025